EXHIBIT 99.3

RECORDING REQUESTED BY
AND
WHEN RECORDED RETURN TO:

(Space above this line reserved for Recorder’s use.)
DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT, AND FIXTURE FILING
NOTICE: THIS DOCUMENT IS ALSO BEING RECORDED AS A FIXTURE FILING UNDER SECTION 9501 OF THE CALIFORNIA UNIFORM COMMERCIAL CODE AND, AS SUCH COVERS ANY GOODS WHICH ARE OR HEREAFTER BECOME FIXTURES UNDER THE LAWS OF THE STATE OF CALIFORNIA ON THE UNIMPROVED REAL PROPERTY LOCATED IN                      COUNTY, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED ON EXHIBIT A HERETO, COMMONLY KNOWN BY THE STREET ADDRESS:                                                              ,                                          , CALIFORNIA.
This DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT, AND FIXTURE FILING, effective as of                                         ,            is made by                                                              , as Borrower (“Borrower”), having its principal office address at                                                             , in favor of                                                              , as trustee (“Trustee”), on behalf of Lender (as hereinafter defined), with a mailing address of                                                             , for the benefit of SECURED PRINCIPAL, LLC, a Delaware limited liability company, as lender (“Lender”), having an office located at                                                   , Attention:                               . This Deed of Trust (as hereinafter defined), is made in connection with the loan (“Loan”), evidenced by the Note (as hereinafter defined).
FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged,, Borrower irrevocably and unconditionally undertakes and agrees for the benefit of Trustee and Lender as follows:
1. CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION.
     1.1 Certain Definitions. As used herein:
“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as amended or recodified, and any successor statute.
“Lender” means the Person identified as the Lender in the introduction to this Deed of Trust and the successors and assigns of such Person.
“Loan Documents” means this Deed of Trust, the Note or any other document, instrument or agreement evidencing, securing or otherwise relating to the Loan and any and all extensions, renewals, modifications or replacements of any thereof (collectively, the “Loan Documents”); provided, however, this Deed of Trust does not and shall not in any event be deemed to, secure the obligations owing to Lender under: (a) any certificate and indemnity agreement regarding hazardous substances (the “Indemnity Agreement”) executed in connection with the Loan (or any obligations that are the substantial equivalent thereof); or (b) any guaranty of the Loan.
“Deed of Trust” means this Deed of Trust, Assignment of Rents, Security Agreement, and Fixture Filing, together with all of the exhibits and schedules attached hereto.
“Environmental Costs” has the meaning set forth in Section 5.2(b)(xvi)(B).
“Event of Default” has the meaning set forth in Section 5.1.
“Guarantor” means any guarantor of all or a portion of the Secured Obligations.

“Hazardous Substances” means: (a) those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.01) or by the Environmental Protection Agency hazardous substances (40 CFR Part 302); (b) oil or other petroleum products; flammable explosives; asbestos; urea formaldehyde insulation; radioactive materials; hazardous wastes; fungus, mold, mildew, spores or other biological or microbial agents the presence of which may affect human health, impair occupancy or materially affect the value or utility of the Premises; toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws (defined below) and/or other applicable Hazardous Materials Laws, ordinances or regulations; (c) any material or substance, the presence of which require investigation or response under any Hazardous Materials Laws or any substance or matter imposing liability for cleanup costs or expenses on any Person on any basis; (d) any material or substance that constitutes a nuisance, trespass, or health or safety hazard to a Person or neighboring properties; (e) those substances, materials and wastes that are or become regulated under any applicable federal, state or local law, ordinance, rule, regulation or court decision relating to the protection of the environment or human health; or (f) any material or substance that consists of underground or aboveground storage tanks, whether empty, filled, or partially filled with any substance.
“Hazardous Materials Laws” means all federal, state and local laws, ordinances and regulations relating to Hazardous Materials (“Hazardous Materials Laws”), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.
“Improvements” means all buildings, structures, and improvements of any kind and nature now or hereafter erected or located on the Land.
“Indemnified Person” has the meaning set forth in Section 8.8(c).
“Land” means the property described on Exhibit A hereto, including all easements, rights, privileges, franchises and tenements, hereditaments, and appurtenances pertaining in any way thereto, including all minerals, oils, gas and other hydrocarbon substances thereon or therein, air rights, development rights, ways, waters, water courses, water rights and powers, liberties, privileges, sewers, pipes, conduits, wires, and other facilities furnishing utility or other services to such property, and any land lying in the streets, roads or avenues, open or proposed, associated with, in front of or adjoining any of the Mortgaged Property.
“Lien” means, with respect to any asset: (a) any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset (or any agreement to give any of the foregoing, whether or not contingent on the occurrence of any future event); or (b) any undertaking (whether or not contingent) by a Person to grant any mortgage, lien, pledge, charge, security interest, or encumbrance to another Person on such asset.
“Material Adverse Effect” means a material adverse effect upon: (a) the condition (financial or otherwise), operations, prospects, business, properties or assets of the Borrower and the Borrower’s subsidiaries, taken as a whole; (b) the ability of the Borrower or any other Person, including, without limitation, a Guarantor.
“Mortgaged Property” means all of Borrower’s estate, right, title, interest, claim, demand, reversion, or remainder of any kind and nature whatsoever, either at law or in equity, whether in possession or expectancy, and whether now owned or hereafter acquired, in, to, and upon the following: (a) the Premises; (b) all apparatus, equipment, machinery and appliances and all accessions thereto and renewals and replacements thereof and substitutions therefor used in the operation or occupancy of the Land, it being intended by the parties that all such items shall be conclusively considered to be a part of the Land, whether or not attached or affixed to the Land; (c) all land lying in the right-of-way of any street, road, avenue, alley or right-of-way opened, proposed or vacated, and all sidewalks, strips and gores of land adjacent to or used in connection with the Land; (d) all additions and accretions to the property described above; (e) all licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter pertaining to the Land and all estate, right, title and interest of Borrower in, to, under or derived from all tradenames or business names relating to the Land or the present or future development, construction, operation or use of the Land; (f) all proceeds of any of the foregoing; provided that the Mortgaged Property shall not include any Hazardous Substance; and (g) the Personal Property.
“Note” means the Secured Promissory Note described in clause (a) of the definition of Secured Obligations.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Personal Property” means all goods, building and other materials, supplies, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property, wherever situated, which are or are to be incorporated into, used in connection with or appropriated for use on the Property; all rents, issues, deposits and profits of the Property; all inventory, accounts, cash receipts, deposit accounts, impounds, accounts receivable, contract rights, general intangibles, software, chattel paper, instruments, documents, promissory notes, drafts, letters of credit, letter of credit rights, supporting obligations, insurance policies, insurance and condemnation awards and proceeds, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the Property or any business now or hereafter conducted thereon by Borrower; all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Property; all deposits or other security now or hereafter made with or given to utility companies by Borrower with respect to the Property; all advance payments of insurance premiums made by Borrower with respect to the Property; all plans, drawings and specifications relating to the Property; all loan funds held by Lender, whether or not disbursed; all funds deposited with Lender pursuant to any Loan Document; all reserves, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the Property or any portion thereof; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing, and all books, records and files relating to any of the foregoing.
“Premises” means, collectively, the Land and the Improvements.
“Property” means all Mortgaged Property not constituting Personal Property.
“Remediation” means the investigation of the environmental condition of the Mortgaged Property, the preparation of any feasibility studies, reports, or remedial plans regarding Hazardous Substances relating to the Mortgaged Property, and the performance of any cleanup, abatement, removal, remediation, containment, operation, maintenance, monitoring, or restoration work, whether on or off of the Mortgaged Property, relating to the Mortgaged Property.
“Rents” means all rents, issues, profits, revenues, income, and other benefits to which Borrower may now or hereafter be entitled with respect to, or receive in connection with the use of, the Premises or the Personal Property.
“Secured Obligations” means all obligations, indebtedness, and liabilities of Borrower of every kind and character owed to Lender arising under:
          (a) The performance of the obligations contained herein and the payment of $                                          with interest thereon and all other amounts payable according to the terms of the Secured Promissory Note of even date herewith made by Borrower, payable to Lender or order, and any and all extensions, renewals, modifications or replacements thereof, whether the same be in greater or lesser amounts (the “Note”).
          (b) The repayment of any and all sums advanced or expenditures made by Lender subsequent to the execution of this Deed of Trust for the maintenance or preservation of the Mortgaged Property or advanced or expended by Lender pursuant to any provision of this Deed of Trust or the other Loan Documents (as defined below), together with interest thereon.
          (c) All other obligations and amounts now or hereafter owing by Borrower to Lender under this Deed of Trust or any other Loan Document.
“Trustee” means the Person identified as the trustee in the introduction to this Deed of Trust and any successor thereto in such capacity.
“Borrower” means the Person identified as the Borrower in the introduction to this Deed of Trust, and any successor-in-interest of such Person (whether by operation of law or otherwise), including any “Trustee” (as defined in the Bankruptcy Code) or debtor-in-possession, and any successor-in-interest arising out of any merger or reorganization involving such Person, whether such Person is the surviving or disappearing Person.
“UCC” means the California Uniform Commercial Code, as amended from time to time, and any successor statute.
     1.2 Certain Rules of Construction. For purposes of this Deed of Trust and unless otherwise specified herein:
          (a) Construction. References to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” References in this Deed of Trust to any determination by Lender or Trustee include good faith estimates (in the case of quantitative determinations) and good faith beliefs (in the case of qualitative determinations) by Lender or Trustee, as applicable; any determination made in good faith by Lender or Trustee, as applicable, shall be conclusive absent manifest error. The words “hereof,” “herein,” “hereby,” and “hereunder,” and any other similar words, refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust. Article, section, subsection, clause, exhibit and schedule references are to this Deed of Trust. Any reference to this Deed of Trust or any other Loan Document includes all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.
          (b) Exhibits and Schedules. All of the exhibits and schedules attached hereto are incorporated herein by this reference.
          (c) Terms Defined in the UCC. All terms used herein which are not otherwise specifically defined herein shall have the meaning set forth in the California UCC if defined therein.
          (d) No Presumption Against Any Party. Neither this Deed of Trust nor any uncertainty or ambiguity herein shall be construed or resolved using any presumption against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Deed of Trust has been reviewed by each of the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.
          (e) Independence of Provisions. All agreements and covenants hereunder shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.
          (f) Severability. If any provision of this Deed of Trust is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Deed of Trust in any jurisdiction.
TO HAVE AND TO HOLD the Mortgaged Property, with all privileges and appurtenances thereunto belonging, to the Trustees and their successors in trust and, for the benefit of the Lender and its successors and assigns forever.
2. THE SECURITY.
     2.1 Grant of Security Interests and Liens. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and FOR THE PURPOSE OF SECURING the prompt payment and performance in full of all Secured Obligations and the full and punctual performance of all of the covenants, agreements, duties obligations, terms and conditions set forth herein, Borrower irrevocably and unconditionally: (a) GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS, HYPOTHECATES, AND ASSIGNS to Trustee IN TRUST, WITH POWER OF SALE, for the benefit and security of Lender, all of the Borrower’s estate, right, title, interest, claim and demand in and to Property other than Personal Property; and (b) grants to Lender a continuing security interest in, to, and upon such Borrower’s Personal Property pursuant to the UCC.
     2.2 Assignment of Leases and Rents. Borrower hereby absolutely and unconditionally assigns to Lender all right, title and interest of Borrower in and to all current and future leases and Rents affecting the Mortgaged Property, including the right, power and privilege of Borrower to cancel, terminate or accept surrender of such leases, to accept payment of more than one monthly installment of Rent thereunder, and to amend, modify, or abridge any of the terms, covenants or conditions of any leases. This assignment of leases and Rents is absolute, present and immediate and is fully operative without any further action on the part of any Person; provided that, prior to the occurrence of an Event of Default, Borrower is granted a limited license to collect and use the Rents, provided further that: (a) the existence or exercise of such right of or by Borrower shall not subordinate the assignment of Rents effected hereby, in whole or in part, to any subsequent assignment by Borrower permitted under the provisions of this Deed of Trust, and any such subsequent assignment by Borrower shall be subject to the rights of Trustee and Lender hereunder; and (b) upon the occurrence and during the continuation of an Event of Default, Borrower’s license to collect and use the Rents shall automatically and immediately terminate and Lender shall be entitled, at its option, to all Rents, whether or not Lender takes possession of the Mortgaged Property. In furtherance thereof, Borrower grants to Lender the right following the occurrence and during the continuation of an Event of Default: (i) to enter and take possession of the Mortgaged Property to collect Rents; (ii) to dispossess any tenant or other Person defaulting in the payment of any Rents; (iii) to let the Mortgaged Property or any part thereof; (iv) to demand payment of and receive Rents from any tenant or other Person; and (v) to apply all Rents, after payment of all necessary charges and expenses, on account of the Secured Obligations. This Deed of Trust constitutes and evidences the irrevocable consent of Borrower to the entry upon and taking possession of the Mortgaged Property by Lender pursuant to the foregoing assignment, whether or not sale or foreclosure has been instituted. The assignment of Rents shall continue in effect until the Secured Obligations have been indefeasibly repaid in full. Neither the exercise of any rights under this section by Lender nor the application of any Rents to the Secured Obligations shall cure or waive any Event of Default or notice of an Event of Default hereunder or invalidate any act done pursuant hereto. Nothing herein is intended as nor shall imply any consent by Lender to any sublease or other assignment or transfer of any interest or right of possession of the Lender in any of the Premises. In addition to the other rights and remedies available to Lender hereunder or at law or in equity, Lender shall be entitled, with or without taking possession of the Mortgaged Property, to enforce this Assignment by any of the following means:
(i)	By application for appointment of, or appointment of, a receiver;

(ii)	By obtaining possession of the Rents;

(iii)	By delivery to one or more lessees of any lease a written demand for turnover of the Rents in the form required by Section 2938 of the California Civil Code or otherwise provided or permitted by law;

(iv)	By delivery to Borrower of a written demand for the Rents.
If Lender makes a demand as provided in the foregoing subsection (iii) or (iv) then Lender shall deliver a copy of such demand to Borrower and/or any other assignee of the Rents to the extent and in the manner required under Section 2938 of the California Civil Code. Except to the extent required under Section 2938 of the California Civil Code or otherwise by law, Lender waives any requirement for notice of termination of the license and/or enforcement of this Assignment. Borrower agrees that Lender shall be entitled to appointment of a receiver as a matter of right and that Lender shall be entitled to specific performance of the provisions of this Assignment pertaining to appointment of a receiver pursuant to Section 564 of the California Code of Civil Procedure.
     2.3 Deed of Trust as Fixture Filing. Borrower hereby authorizes Lender to file any financing statement, fixture filing or similar filing to perfect the security interests granted in this Deed of Trust without Borrower’s signature. Borrower shall: (a) execute and deliver such documents as Lender deems necessary to create, perfect and continue the security interests contemplated by this Deed of Trust; (b) not change its name, or, as applicable, its chief executive office, its principal residence (or, if Borrower is a trust or one or more trustees acting with respect to property held in trust, the identity or principal residence of any trustee), the jurisdiction in which it is organized, or otherwise change its location (as that term is used in Division 9 of the UCC), without giving Lender at least 30 days’ prior written notice thereof; and (c) cooperate with Lender in perfecting all security interests granted in this Deed of Trust and in obtaining such agreements from third parties as Lender deems necessary, proper or desirable in connection with the preservation, perfection or enforcement of any of Lender’s rights under this Deed of Trust. This instrument is to be filed for record in the real estate records of the County in which the Land is located so as to serve as a fixture filing covering goods described herein which are or are to become fixtures related to the Mortgaged Property pursuant to the UCC; provided that the execution or filing hereof does not imply that any item of Personal Property is or will become a fixture. As a fixture filing, this Deed of Trust is intended to protect the parties hereto from unwarranted assertions by third Persons.
3. REPRESENTATIONS AND WARRANTIES OF BORROWER.
     Borrower represents and warrants as follows (which representations and warranties shall be true, correct, and complete at all times):
     3.1 Existence of Entity and Power. Borrower: (a) is a                                         , duly organized and existing in good standing under the laws of the state in which Borrower was organized; (b) has the power and authority and all governmental licenses, permits, authorizations, consents, and approvals to execute, deliver, and perform its obligations under this Deed of Trust; (c) is in compliance in all material respects with all applicable laws, rules, or regulations of any governmental authority; and (d) is qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required.
     3.2 Entity Authorization; No Contravention; No Default. The execution, delivery, and performance by Borrower of this Deed of Trust have been duly authorized by all necessary actions by Borrower, and do not and will not: (a) contravene the terms of Borrower’s organization documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any contractual obligation to which Borrower is a party or any order, injunction, writ, or decree of any governmental authority to which Borrower or its properties are subject; or (c) violate any law, rule, or regulation of any governmental authority.

     3.3 Binding Effect. This Deed of Trust constitutes the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by the application of rules of equity.
     3.4 Environmental Matters.
          (a) No Hazardous Substances are or have been generated, used, located, released, treated, disposed of or stored by the Borrower or, to the knowledge of the Borrower, by any other Person (including any predecessor in interest) or otherwise, in, on or under any portion of any real property, leased or owned, of the Borrower, except in material compliance with all applicable Hazardous Materials Laws, and no portion of any such real property or, to the knowledge of the Borrower, any other real property at any time leased, owned or operated by the Borrower, has been contaminated by any Hazardous Substances; and no portion of any real property, leased or owned, of the Borrower has been or is presently the subject of any environmental audit, assessment or remedial action.
          (b) No portion of any real property, leased or owned, of the Borrower has been used by the Borrower or, to the knowledge of the Borrower, by any other Person, as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility; no portion of such real property or any other real property at any time leased, owned or operated by the Borrower has, pursuant to any Hazardous Materials Laws, been placed on the “National Priorities List” or “CERCLIS List” (or any similar federal, state or local list) of sites subject to possible environmental problems; and there are not and have never been any underground storage tanks situated on any real property, leased or owned, of the Borrower.
          (c) All activities and operations of the Borrower are in compliance with the requirements of all applicable Hazardous Materials Laws. The Borrower has obtained all licenses and permits under Hazardous Materials Laws necessary for its operations; all such licenses and permits are being maintained in good standing; and the Borrower is in compliance with all terms and conditions of such licenses and permits. The Borrower is not involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any governmental authority or other Person, with respect to any actual or alleged environmental claims that, if adversely determined, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of the Borrower, there are no threatened actions, suits, proceedings or investigations with respect to any such environmental claims, nor any basis therefor.
     3.5 Title. Borrower lawfully holds and possesses fee simple title to the Property, without limitation on the right to encumber same. This Deed of Trust is a lien on the Property prior and superior to all other liens and encumbrances on the Property except: (i) liens for real estate taxes and assessments not yet due and payable; (ii) senior exceptions previously approved by Lender and shown in the title insurance policy insuring the lien of this Deed of Trust; and (iii) other matters, if any, previously disclosed to Lender by Borrower in a writing specifically referring to this representation and warranty.
     3.6 Personal Property. Borrower has good title to the existing Personal Property, free and clear of all liens and encumbrances except those, if any, previously disclosed to Lender by Borrower in writing specifically referring to this representation and warranty.
4. COVENANTS OF BORROWER.
     4.1 Title to Premises and Personal Property. Borrower shall at all times possess an indefeasible fee estate in the Premises, free and clear of all Liens other than (a) liens for real estate taxes and assessments not yet due and payable; (b) senior exceptions previously approved by Lender and shown in the title insurance policy insuring the lien of this Deed of Trust; and (c) other matters, if any, previously disclosed to Lender by Borrower in a writing specifically referring to this representation and warranty. Borrower shall at all times possess good and marketable title to the Personal Property, free and clear of all Liens.
     4.2 Preservation of Existence and Preservation of Lien. Borrower shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights, and privileges as a limited liability company and a business under the laws of the state of its organization. Borrower will preserve and protect the priority of this Deed of Trust as a lien on the Property. If Borrower fails to do so, Lender may take any and all actions necessary or appropriate to do so and all sums expended by Lender in so doing shall be treated as part of the Secured Obligations, shall be paid by Borrower upon demand by Lender and shall bear interest at the highest rate borne by any of the Secured Obligations.
     4.3 Further Assurances. Borrower shall, at its sole cost and expense, perform, execute, acknowledge, or deliver all acts, deeds, conveyances, deeds of trust, assignments, notices of assignments, transfers, and assurances as Trustee or Lender may from time to time reasonably require for purposes of better assuring, conveying, assigning, pledging, mortgaging, warranting, or confirming unto Trustee all or any portion of the Mortgaged Property, the property and rights conveyed or assigned hereunder or which Borrower must hereafter convey or assign to Trustee, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust.
     4.4 Taxes. Borrower shall pay and discharge, or cause to be paid and discharged, all taxes, assessments, levies, and governmental charges of every kind and nature that may at any time be assessed or levied against it, this Deed of Trust, any of the Secured Obligations, or any portion of the Mortgaged Property, in each case when the same shall be due and payable, except for any such taxes, assessments, levies, or charges being diligently contested in good faith and by appropriate proceedings promptly instituted and diligently conducted. Borrower shall, upon the request of Lender, deliver to Lender receipts evidencing the payment of all such taxes, assessments, levies, or governmental charges imposed upon or assessed against it, any of the Secured Obligations, this Deed of Trust, or any portion of the Mortgaged Property.
     4.5 Mechanic’s Liens. Borrower shall pay when the same shall become due all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a Lien on the Mortgaged Property or any portion thereof.
     4.6 Insurance.
          (a) Property. Borrower will provide and maintain, as further security for the faithful performance of the Secured Obligations, insurance covering fire and other perils substantially equivalent to those insured under the Causes of Loss—Special Form published by the Insurance Service Office (“ISO”), with boiler and machinery coverage and coverage against such other perils as may be specified by Lender (including insurance against earthquake/earth movement and/or against terrorism, if required by Lender on a case-by-case basis) in an amount not less than 100% of the replacement cost of the Mortgaged Property. Such insurance must include an ordinance or law coverage endorsement. If Lender permits coverage of less than 100% replacement cost in its sole discretion, then such policy must contain an agreed amount endorsement covering at least 95% of such replacement cost. Such insurance policy or policies shall include rental income and business income interruption coverage as more specifically described in Section 4.6(c) below. If any of the improvements on the Mortgaged Property are at any time located in a federally-designated special flood hazard area in which flood insurance is available, Borrower must provide Lender with flood insurance in an amount, and with deductibles, as specified by Lender. All policies of insurance on the Mortgaged Property, whether or not required by the terms of this Deed of Trust (including but not limited to earthquake/earth movement insurance), shall name Lender as mortgagee and loss payee pursuant to a mortgage endorsement on a form acceptable to Lender, which form must provide that Lender will not have its interest voided by the act or omission of Borrower and that Lender may file a claim directly with the insurer (an “Acceptable Mortgage Endorsement”). Lender shall have the right to control or direct the proceeds of all such policies of insurance, whether or not required by the terms of this Deed of Trust, as provided in Section 4.6(f) below, and all proceeds thereof are hereby assigned to Lender as security for the Secured Obligations. Each policy of insurance must have a deductible of an amount satisfactory to Lender in its sole discretion. Borrower shall be responsible for all uninsured losses and deductibles.
          (b) Liability. Borrower will maintain commercial general liability insurance on an occurrence form substantially equivalent to ISO form CG 0001 covering the legal liability of Borrower against claims occurring on, in, or about the Property with coverage of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate, naming Lender an additional insured and having a deductible of an amount satisfactory to Lender in its sole discretion.
          (c) Income Interruption. Borrower will maintain income interruption insurance in an amount equal to at least 12 months’ gross rental income from the Property as determined by Lender from time to time, and naming Lender as loss payee on an Acceptable Mortgage Endorsement. The amount collected under any and all income interruption insurance on the Property, whether or not required by this Deed of Trust, shall be applied as provided in Section 4.6(f).
          (d) Changes in Insurance Requirements. Lender may change its insurance requirements from time to time throughout the term of the Secured Obligations by giving notice of such changes to Borrower. Without limiting the generality of the foregoing, Borrower shall from time to time obtain such additional coverages or make such increases in the amounts of existing coverage as may be required by written notice from Lender.
          (e) General Provisions. All policies of insurance required to be maintained by Borrower pursuant to this Section 4.6 shall: (i) be primary and noncontributory with any other insurance Borrower may carry; and (ii) be in form and substance and with companies acceptable to Lender which are authorized to conduct business in the state in which the Property is located and which have a current rating from the Best Key Rating Guide that is acceptable to Lender. Lender reserves the right, in its reasonable discretion, to increase the amount of the required coverages, require insurance against additional risks, or withdraw approval of any insurance company at any time. Borrower shall deliver to Lender evidence (in such form as Lender may require) of all insurance coverage on the Property and, if requested by Lender, a certified copy of all policies of such insurance. Borrower shall obtain renewals or replacements of any policies that expire and deliver evidence of such renewals to Lender no later than the expiration date of the policy being renewed or replaced. All policies and renewals thereof shall contain provision for ten days’ notice to Lender prior to cancellation for nonpayment of premiums and 30 days’ notice to Lender prior to cancellation for any other reason. If Borrower fails to maintain insurance in accordance with this Deed of Trust and the other Loan Documents, Lender may, but need not, obtain insurance to protect Lender’s interest in the Property (“Force Placed Insurance”). For instance, without limitation, Lender may obtain Force Placed Insurance if: (w) Borrower fails to deliver to Lender, prior to the expiration of any such required insurance coverage, evidence satisfactory to Lender that Borrower has renewed or replaced such coverage; (x) the amount of insurance is reduced below Lender’s requirements; (y) the deductible is increased above Lender’s requirements; or (z) the insurer providing the insurance does not meet Lender’s insurance company rating requirements.
          (f) Damage And Destruction.
               (i) Borrower’s Obligations. As used in this Deed of Trust, the term “Casualty Threshold Amount” means one percent of the original face principal amount of the Note; provided, however, that in no event shall the Casualty Threshold Amount be less than $25,000 or more than $100,000. In the event of any damage to or loss or destruction of the Mortgaged Property (a “Casualty”): (w) if it could reasonably be expected to cost more than the Casualty Threshold Amount to repair the Casualty, Borrower shall give prompt written notice of the Casualty to Lender and to Borrower’s insurer, and shall make a claim under each insurance policy providing coverage therefor; (x) Borrower shall take such actions as are necessary or appropriate to preserve and protect the Property; (y) if the aggregate proceeds of any and all insurance policies insuring the Mortgaged Property, whether or not required by this Deed of Trust, that are payable as a result of the Casualty (collectively, the “Insurance Proceeds”) could reasonably be expected to exceed the Casualty Threshold Amount, or if an Event of Default exists, Borrower shall take such actions as are necessary or appropriate to ensure that all Insurance Proceeds are paid to Lender forthwith to be held by Lender until applied to the Secured Obligations or disbursed in accordance with this Section 4.6; and (z) unless otherwise instructed by Lender, regardless of whether the Insurance Proceeds, if any, are sufficient for the purpose, Borrower shall promptly commence and diligently pursue to completion in a good, workmanlike and lien-free manner the restoration, replacement and rebuilding of the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to the Casualty (collectively, the “Restoration”). If the Restoration will cost more than the Casualty Threshold Amount to repair, Borrower shall submit the proposed plans and specifications for the Restoration, and all construction contracts, architect’s contracts, other contracts in connection with the Restoration, and such other documents as Lender may reasonably request to Lender for its review and approval. Borrower shall not begin the Restoration unless and until Lender gives its written approval of such plans, specifications, contracts and other documents, with such revisions as Lender may reasonably require. Notwithstanding the foregoing, Lender shall not be responsible for the sufficiency, completeness, quality or legality of any such plans, specifications, contracts or other documents. Borrower shall pay, within ten days after demand by Lender, all costs reasonably incurred by Lender in connection with the adjustment, collection and disbursement of Insurance Proceeds pursuant to this Deed of Trust or otherwise in connection with the Casualty or the Restoration.
               (ii) Lender’s Rights. Lender shall have the right and power to receive and control all Insurance Proceeds required to be paid to it pursuant to subsection (i)(y) above. So long as no Event of Default has occurred and is continuing at the time, (x) Borrower shall have the right to adjust, compromise and settle any claim under any insurance policy on the Property that is less than or equal to the Casualty Threshold Amount without the participation or consent of Lender and (y) Lender shall have the right to participate in, and Lender’s written consent shall be required for, any adjustment, compromise or settlement of any such claim exceeding the Casualty Threshold Amount. If an Event of Default has occurred and is continuing at the time, Borrower hereby irrevocably empowers Lender, in the name of Borrower, as Borrower’s true and lawful attorney in fact, to commence, appear in, defend, prosecute, adjust, compromise and settle all claims under any insurance policy on the Mortgaged Property; provided, however, Lender shall not be responsible for any failure to undertake any or all of such actions regardless of the cause of the failure. Borrower will pay Lender’s expenses reasonably incurred in the adjustment, collection and disbursement of such Insurance Proceeds or otherwise in connection with the Casualty or the Restoration. Each insurance company concerned is hereby irrevocably authorized and directed to make payment of all Insurance Proceeds directly to Lender. Notwithstanding anything to the contrary, Lender shall not be responsible for any such insurance, the collection of any Insurance Proceeds, or the insolvency of any insurer.
               (iii) Application of Proceeds. If, at any time while Lender holds any Insurance Proceeds, an Event of Default exists or Lender determines in its reasonable discretion that the security for the Secured Obligations is impaired, Lender shall have the option, in its sole discretion, to apply the Insurance Proceeds to the Secured Obligations in such order as Lender may determine (or to hold such Insurance Proceeds for future application to the Secured Obligations). Without limiting the generality of the foregoing, Lender’s security will be deemed to be impaired if: (x) an Event of Default exists; (y) Borrower fails to satisfy any condition precedent to disbursement of Insurance Proceeds to pay the cost of the Restoration within a reasonable time; or (z) Lender determines in its reasonable discretion that it could reasonably be expected that (A) Borrower will not have sufficient funds to complete the Restoration and timely pay all expenses of the Mortgaged Property and all payments due under the Note and the other Loan Documents through the completion of the Restoration and any leaseup period thereafter, (B) the rental income from the Mortgaged Property will be insufficient to timely pay all expenses of the Mortgaged Property and payments due under the Note and the other Loan

Documents on an ongoing basis after completion of the Restoration, or (C) the Restoration cannot be completed at least six months prior to the maturity date of the Note and within one year after the date of the Casualty.
               (iv) Disbursement of Proceeds. If Lender is not entitled to apply the Insurance Proceeds to the Secured Obligations, Lender (or at Lender’s election, a disbursing or escrow agent selected by Lender and whose fees shall be paid by Borrower) shall disburse the Insurance Proceeds for the Restoration from time to time as the Restoration progresses, but only after satisfaction, at Borrower’s expense, of such conditions precedent to such disbursements as Lender may reasonably require including but not limited to the following: (w) Borrower shall have delivered to Lender evidence reasonably satisfactory to Lender of the estimated cost of the Restoration; (x) Lender shall have approved the plans, specifications and contracts for the Restoration as required by Section 4.6(f)(i); (y) Borrower shall have delivered to Lender funds in addition to the Insurance Proceeds in an amount sufficient in Lender’s reasonable judgment to complete and fully pay for the Restoration; (z) Borrower shall have delivered to Lender such building permits, other permits, architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, plats of survey and other evidence of cost, payment and performance as Lender may reasonably require and approve; and (aa) if required by Lender, Borrower shall have entered into an agreement providing in greater detail for the Restoration, the disbursement of Insurance Proceeds and related matters. No payment made prior to the final completion of the Restoration shall exceed ninety percent of the value of the work performed and materials incorporated into the Mortgaged Property from time to time, as such value is determined by Lender in its reasonable judgment. Disbursements may, at Lender’s election, be made on a percentage of completion basis or on such other basis as is acceptable to Lender. Disbursements shall be subject to Borrower’s delivery of such lien waivers and paid receipts as Lender may require, and otherwise on terms and subject to conditions acceptable to Lender. From time to time after commencement of the Restoration, if so requested by Lender, Borrower shall deposit with Lender funds in excess of the Insurance Proceeds which, together with the Insurance Proceeds and all funds previously deposited with Lender in connection with the Restoration, must at all times be at least sufficient in the reasonable judgment of Lender to pay the entire unpaid cost of the Restoration. Funds so deposited by Borrower may at Lender’s option be disbursed prior to the disbursement of Insurance Proceeds. Lender may retain a construction consultant to inspect the Restoration and related matters on Lender’s behalf and to advise Lender with respect thereto and Borrower shall pay the cost thereof; provided that neither Borrower nor any other person or entity other than Lender shall have any right to rely on any inspection or advice of such consultant. Such consultant shall not be the agent of Lender and shall not have the power to bind Lender in any way. Any surplus Insurance Proceeds or other funds held by Lender pursuant to this Section 4.6(f) that may remain after payment of all costs of the Restoration shall be paid to Borrower (or to such other person or entity as Lender reasonably determines is entitled thereto) so long as no Event of Default then exists. No interest shall be allowed to Borrower on account of any Insurance Proceeds or other funds held by Lender pursuant to this Section 4.6(f), but at Borrower’s request, Lender will deposit such amounts into a blocked interest-bearing account with Lender over which Lender has sole possession, authority and control, in which Lender has a perfected first-priority security interest to secure the Secured Obligations, and otherwise on terms and conditions satisfactory to Lender in its sole discretion. Notwithstanding the above, if an Event of Default exists prior to full disbursement of the Insurance Proceeds and any other funds held by Lender pursuant to this Section 4.6(f), any undisbursed portion thereof may, at Lender’s option, be applied against the Secured Obligations, whether or not then due, in such order and manner as Lender shall select.
               (v) Effect on the Indebtedness. Any reduction in the Secured Obligations resulting from the application of Insurance Proceeds or other funds pursuant to this subsection 4.6(f) shall be deemed to take effect only on the date of such application; provided that, if any Insurance Proceeds are received after the Mortgaged Property is sold in connection with a judicial or nonjudicial foreclosure of this Deed of Trust, or is transferred by deed in lieu of such foreclosure, notwithstanding any limitation on Borrower’s liability contained herein or in the Note, the purchaser at such sale (or the grantee under such deed) shall have the right to receive and retain all such Insurance Proceeds and all unearned premiums for all insurance on the Mortgaged Property. No application of Insurance Proceeds or other funds to the Secured Obligations shall result in any adjustment in the amount or due dates of installments due under the Note. No application of Insurance Proceeds to the Secured Obligations shall, by itself, cure or waive any Event of Default or any notice of default under this Deed of Trust or invalidate any act done pursuant to such notice or result in the waiver of any collateral securing the Note.
     4.7 Acceleration by Reason of Transfer. Borrower shall not transfer the Property or any portion thereof or interest therein without the prior written consent of Lender. Lender may grant or deny such consent in its sole and absolute discretion and, if consent should be given, any such transfer shall be subject to this Deed of Trust, and any transferee shall assume all of Borrower’s obligations hereunder and agree to be bound by all of the provisions and perform all obligations contained herein. In the event of any such transfer without the written consent of Lender, Lender, may, at is option, without demand or notice, declare all sums secured hereby immediately due and payable. Consent to one such transfer shall not be deemed to be a waiver of the right to require consent to future or successive transfers. As used herein, the term “transfer” shall mean: (a) the sale, agreement to sell, grant of any option to purchase, conveyance or other transfer of the Property, or any portion thereof or interest therein, whether voluntarily, involuntarily, by operation of law or otherwise, or the lease of the Property, or any portion thereof (except for leases or rentals of apartments to residential occupants); (b) any transfer by way of security, including the placing or permitting the placing on the Property of any mortgage, deed of trust, assignment of rents or other security device; (c) the transfer any of the presently existing ownership interests in Borrower or constituent owners of Borrower so as effectively to transfer control of Borrower to any other person, whether voluntarily, involuntarily, by operation of law or otherwise.
     4.8 Compliance with Laws. Borrower is complying with and shall comply with and cause the Mortgaged Property to comply with all applicable laws, restrictive covenants, zoning and subdivision ordinances and building codes, regulations, rules, requirements, directions, orders, and notices of violations issued by any governmental agency relating to or affecting the Premises or the business or activity being conducted thereon, whether by Borrower or by any occupant thereof.
     4.9 Repairs and Replacements. Borrower shall at all times maintain the Improvements and the Personal Property in good order and condition and shall promptly make all repairs, renewals, replacements, additions, and improvements in connection therewith which are needful or desirable to such end. No Improvements shall be removed, demolished, or materially altered, nor shall any Personal Property be removed from the Premises; provided that, so long as an Event of Default has not occurred and is continuing, Borrower may make appropriate replacements of Personal Property, free of all Liens, so long as such replacements are immediately made and are of a value at least equal to the value of the Personal Property removed.
     4.10 Condemnation Proceedings; Awards. Any and all awards of damages, whether paid as a result of judgment or prior settlement, in connection with any condemnation or other taking of any portion of the Mortgaged Property for public or private use, or for injury to any portion of the Mortgaged Property (“Awards”), are hereby assigned and shall be paid to Lender, which may apply or disburse such Awards in the same manner, on the same terms, subject to the same conditions, to the same extent, and with the same effect as provided in Section 4.6(f) above for disposition of Insurance Proceeds. Without limiting the generality of the foregoing, if the taking results in a loss of the Mortgaged Property to an extent that, in the reasonable opinion of Lender, renders or is likely to render the Mortgaged Property not economically viable or if, in Lender’s reasonable judgment, Lender’s security is otherwise impaired, Lender may apply the Awards to reduce the unpaid Secured Obligations in such order as Lender may determine, and without any adjustment in the amount or due dates of installments due under the Note. If so applied, any Awards in excess of the unpaid balance of the Note and other sums due to Lender shall be paid to Borrower or Borrower’s assignee. Lender shall in no case be obligated to see to the proper application of any amount paid over to Borrower. Such application or release shall not cure or waive any Event of Default or notice of default hereunder or invalidate any act done pursuant to such notice. Should the Mortgaged Property or any part or appurtenance thereof or right or interest therein be taken or threatened to be taken by reason of any public or private improvement, condemnation proceeding (including change of grade), or in any other manner, Lender may, at its option, commence, appear in and prosecute, in its own name, any action or proceeding, or make any reasonable compromise or settlement in connection with such taking or damage, and obtain all Awards or other relief therefor, and Borrower agrees to pay Lender’s costs and reasonable attorneys’ fees incurred in connection therewith. Lender shall have no obligation to take any action in connection with any actual or threatened condemnation or other proceeding.
     4.11 Leases And Rents.
               (a) Certain Prohibited Actions. Borrower shall not: (i) execute an assignment of Rents or any portion thereof except in favor of a beneficiary of a real property security interest with priority over this Deed of Trust; (ii) modify or terminate any provision of any lease of the Mortgaged Property or any portion thereof or give consent to any assignment or subletting thereof; or (iii) accept prepayments of any installments of Rent under such leases, except prepayments in the nature of security for the performance of the lessee’s obligations thereunder; (iv) in any other manner impair, in the opinion of Lender, the value of all or any substantial portion of the Mortgaged Property or the security of the Trustee or Lender for the payment of the Secured Obligations; or (v) execute any lease for all or a substantial portion of the Mortgaged Property except for the actual occupancy by the lessee thereunder.
               (b) Performance by Borrower as Lessor. Borrower shall promptly and faithfully perform, or cause to be performed, all of the covenants, conditions, and agreements contained in all leases of any of the Mortgaged Property which are required to be kept and performed by Borrower as lessor thereunder.
               (c) Prepaid Rent. Each lease of all or any portion of the Mortgaged Property entered into after the date hereof shall provide that, if Trustee or Lender enforces any of the remedies provided for by law or by this Deed of Trust, any Person succeeding to the interest of Borrower as a result thereof shall not be bound by any payment of Rent or additional Rent for more than one month in advance; provided that nothing contained herein shall affect or impair the rights of Lender to terminate any one or more of such leases in connection with the exercise of its or Trustee’s remedies hereunder.
     4.12 Use of Lender’s Name. Borrower shall not use Lender’s name or the name of any Person controlling, controlled by, or under common control with Lender in connection with any of Borrower’s activities, except as such use may be required by applicable law or regulation of any governmental authority.

     4.13 Post-Default Obligation for Rent. Upon the occurrence and during the continuation of any Event of Default but subject to the exercise by Trustee or Lender of their right to exclude Borrower from all or any part of the Premises, Borrower shall pay the fair and reasonable rental value for the use and occupancy of the Mortgaged Property for such period. Upon default of any such payment, Borrower shall vacate and surrender possession of the Premises to Trustee or Lender or to any duly appointed receiver (if any), and may be evicted by a summary action or proceeding for the recovery or possession of the Premises for non-payment of rent.
     4.14 Environmental Matters.
               (a) Hazardous Substances. Borrower shall keep the Premises, or cause the Premises to be kept, free of Hazardous Substances and shall not permit the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, produce, or process Hazardous Substances, except in compliance with all applicable Hazardous Materials Laws. In addition, Borrower shall require and ensure compliance by all operators and occupants of the Premises with all applicable Hazardous Materials Laws. If Borrower tenders a deed in lieu of foreclosure to Lender, then Borrower shall deliver the Premises to Lender (or its designee) free of all Hazardous Substances.
               (b) Hazardous Substances Investigations; Environmental Site Assessments and Environmental Audit Reports. Borrower shall, upon the reasonable request of Lender, conduct and complete all investigations, studies, sampling, and tests relative to Hazardous Substances at or affecting the Mortgaged Property. Borrower shall, at Borrower’s sole cost and expense, promptly upon the request of Lender provide to Lender an environmental site assessment or environmental audit report, or an update of such assessment or report, by an environmental engineering firm acceptable to Lender. Such assessment, report, or update shall be in form, scope, and content satisfactory to Lender and shall address such issues as Lender may require.
               (c) Remediation. Notwithstanding the obligation of Borrower to indemnify Lender pursuant to this Deed of Trust or otherwise, if Remediation is required by applicable Hazardous Materials Laws or is reasonably necessary to mitigate a violation of any Environmental Law or to allow full economic use of the Mortgaged Property, Borrower shall, at Borrower’s sole cost and expense and upon demand of Lender, promptly take all actions to effect such Remediation. Borrower shall proceed continuously and diligently with such Remediation. All Remediation shall be performed: (i) by one or more contractors selected by Borrower and approved in advance and in writing by Lender; (ii) in a good, safe, and workmanlike manner and in such a manner as to minimize any impact on the business conducted at the Mortgaged Property; and (iii) in accordance with all applicable Hazardous Materials Laws. Borrower shall pay all fees, costs, and expenses in connection with such Remediation and neither Trustee nor Lender shall incur any liability therefor. Borrower shall promptly provide Lender with copies of test results and reports that are generated in connection with any Remediation. Within ten days of demand therefor, Borrower shall provide Lender with a bond, letter of credit, or similar financial assurance evidencing that sufficient funds are available to Borrower to perform any Remediation obligations required by this section.
               (d) Nature of Obligations. The obligations of Borrower and the rights of Lender under this Section 4.14 are in addition to and not in substitution for the obligations of Borrower and rights of Lender under all applicable Hazardous Materials Laws. Notwithstanding anything contained herein or in any other document or agreement which may be construed to the contrary, the obligations of Borrower and the rights of Lender under this Section 4.14 and such Hazardous Materials Laws: (i) shall not be subject to any antideficiency laws or protections; and (ii) shall not be discharged, impaired, or affected in any way by and shall survive a foreclosure or trustee’s sale, judicial sale or deed, or other transaction in lieu of such sale hereunder.
               (e) Sole Reliance. Notwithstanding anything to the contrary contained herein, the provisions of this Section 4.14 are solely for the benefit of Lender and the other Indemnified Persons, and no other Person is entitled to rely on the same.
5. EVENTS OF DEFAULT AND REMEDIES.
     5.1 Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Deed of Trust: (a) Borrower shall fail to observe or perform any obligation or agreement contained herein; (b) any representation or warranty of Borrower herein shall prove to be incorrect, false or misleading in any material respect when made; (c) any default in the payment or performance of any obligation, or any defined event of default, under any provisions of the Note or any other document executed in connection with, or with respect to, any Secured Obligation or any other Loan Document or the Indemnity Agreement; (d) Borrower or any other person or entity liable for the repayment of the Secured Obligations becomes unable or admit in writing its inability to pay its debts as they become due, or file, or has filed against it, a voluntary or involuntary petition in bankruptcy, or makes a general assignment for the benefit of creditors, or becomes the subject of any other receivership or insolvency proceeding, provided that if such petition or proceeding is not filed or acquiesced in by Borrower or the subject thereof, it shall constitute an Event of Default only if it is not dismissed within 60 days after it is filed or if prior to that time the court enters an order substantially granting the relief sought therein; (e)

Borrower or any other signatory thereto defaults in the performance of any covenant or agreement contained in any mortgage, deed of trust or similar security instrument encumbering the Mortgaged Property, or the note or any other agreement evidencing or securing the indebtedness secured thereby, which default continues beyond any applicable cure period; (f) a tax, charge or lien is placed upon or measured by the Note, this Deed of Trust, or any Secured Obligation that Borrower does not or may not legally pay in addition to the payment of all principal and interest as provided in the Note; (g) any default under the Indemnity Agreement occurs; (h) if Borrower, any Guarantor of the Secured Obligations or any other person liable for the repayment of the Secured Obligations is an individual, any such individual dies and the Secured Obligations are not assumed by a substitute borrower or guarantor after written request by Lender and in accordance with the terms and conditions imposed by Lender; or (i) any condition or event which constitutes an Event of Default or which, with the giving of notice or lapse of time (or both), would become an Event of Default.
     5.2 Rights and Remedies Upon Default.
          (a) Generally. Upon the occurrence and during the continuation of an Event of Default:
               (i) Acceleration of Obligations. Lender may, at its option, declare all amounts payable with respect to the Secured Obligations to be, and such Secured Obligations shall thereupon become, immediately due and payable without presentment, demand, protest, notice of acceleration, notice of intent to accelerate, or other notice of any kind, all of which are hereby waived by the Borrower.
          (b) Other Actions. In addition to the rights and remedies in Section 5.2(a)(i) above, at any time after an Event of Default, Lender shall have all of the following rights and remedies:
          (c) Entry on Property. With or without notice, and without releasing Borrower from any Secured Obligation, and without becoming a mortgagee in possession, to enter upon the Property from time to time and to do such acts and things as Lender or Trustee deems necessary or desirable in order to inspect, investigate, assess and protect the security hereof or to cure any Event of Default, including, without limitation: (w) to take and possess all documents, books, records, papers and accounts of Borrower, the then owner of the Property which relate to the Property; (x) to make, terminate, enforce or modify leases of the Property upon such terms and conditions as Lender deems proper; (y) to make repairs, alterations and improvements to the Property necessary, in Trustee’s or Lender’s sole judgment, to protect or enhance the security hereof; (z) to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Trustee or Lender hereunder; (aa) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the sole judgment of Trustee or Lender, is or may be senior in priority hereto, the judgment of Trustee or Lender being conclusive as between the parties hereto; (bb) to obtain insurance; (cc) to pay any premiums or charges with respect to insurance required to be carried hereunder or under any other Loan Document; (dd) to obtain a court order to enforce Lender’s right to enter and inspect the Property for Hazardous Substances, in which regard the decision of Lender as to whether there exists a release or threatened release of Hazardous Substances onto the Property shall be deemed reasonable and conclusive as between the parties hereto; (ee) to have a receiver appointed pursuant to applicable law to enforce Lender’s rights to enter and inspect the Property for Hazardous Substances; and/or (ff) to employ legal counsel, accountants, engineers, consultants, contractors and other appropriate persons to assist them;
               (ii) Appointment of Receiver. With or without notice or hearing to apply to a court of competent jurisdiction for and obtain appointment of a receiver, trustee, liquidator or conservator of the Property, for any purpose, including, without limitation, to enforce Lender’s rights to collect payments and to enter on and inspect the Property for Hazardous Substances, as a matter of strict right and without regard to: (w) the adequacy of the security for the repayment of the Secured Obligations; (x) the existence of a declaration that the Secured Obligations are immediately due and payable; (y) the filing of a notice of default; or (z) the solvency of Borrower or any other guarantor or other person or entity in any manner obligated to Lender under the Loan Documents;
               (iii) Judicial Foreclosure; Injunction. To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Borrower hereunder, and Borrower agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Borrower waives the defense of laches and any applicable statute of limitations;
               (iv) Nonjudicial Foreclosure. To execute a written notice of such Event of Default and of the election to cause the Property to be sold to satisfy the Secured Obligations. Trustee shall give and record such notice as the law then requires as a condition precedent to a trustee’s sale. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Borrower except as required by law, shall sell the Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as Lender in its sole discretion may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale. Neither Borrower nor any other person or entity other than

Lender shall have the right to direct the order in which the Property is sold. Subject to requirements and limits imposed by law, Trustee may, from time to time postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time may postpone the sale by public announcement at the time and place fixed by the preceding postponement. A sale of less than the whole of the Property or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein. Trustee shall deliver to the purchaser at such sale a deed conveying the Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in the deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustee, Borrower or Lender may purchase at the sale;
Upon sale of the Property at any judicial or nonjudicial foreclosure, Lender may credit bid (as determined by Lender in its sole and absolute discretion) all or any portion of the Secured Obligations. In determining such credit bid, Lender may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Property as such appraisals may be discounted or adjusted by Lender in its sole and absolute underwriting discretion; (ii) expenses and costs incurred by Lender with respect to the Property prior to foreclosure; (iii) expenses and costs which Lender anticipates will be incurred with respect to the Property after foreclosure, but prior to resale, including, without limitation, costs of structural reports and other due diligence, costs to carry the Property prior to resale, costs of resale (e.g. commissions, attorneys’ fees, and taxes), costs of any Hazardous Substances clean-up and monitoring, costs of deferred maintenance, repair, refurbishment and retrofit, costs of defending or settling litigation affecting the Property, and lost opportunity costs (if any), including the time value of money during any anticipated holding period by Lender; (iv) declining trends in real property values generally and with respect to properties similar to the Property; (v) anticipated discounts upon resale of the Property as a distressed or foreclosed property; (vi) the fact of additional collateral (if any), for the Secured Obligations; and (vii) such other factors or matters that Lender (in its sole and absolute discretion) reasonably deems appropriate. In regard to the above, Borrower acknowledges and agrees that: (viii) Lender is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (ix) this paragraph does not impose upon Lender any additional obligations that are not imposed by law at the time the credit bid is made; (x) the amount of Lender’s credit bid need not have any relation to any loan-to-value ratios specified in the Loan Documents or previously discussed between Borrower and Lender; and (xi) Lender’s credit bid may be (at Lender’s sole and absolute discretion) higher or lower than any appraised value of the Property;
               (v) Multiple Foreclosures. To resort to and realize upon the security hereunder and any other security now or later held by Lender concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both, and to apply the proceeds received upon the Secured Obligations all in such order and manner as Trustee and Lender or either of them determine in their sole discretion;
               (vi) Rights to Personal Property. To exercise all rights Trustee or Lender may have with respect to the Personal Property under this Deed of Trust, the UCC or otherwise at law; and
               (vii) Other Rights. To exercise such other rights as Trustee or Lender may have at law or in equity or pursuant to the terms and conditions of this Deed of Trust or any of the other Loan Documents.
In connection with any sale or sales hereunder, Lender may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the Mortgaged Property (including, without limitation, any improvements forming a part thereof) without causing structural damage thereto as if the same were personal property or a fixture, as the case may be, and dispose of the same in accordance with applicable law, separate and apart from the sale of the Property. Any sale of Personal Property hereunder shall be conducted in any manner permitted by the UCC.
               (viii) Application Of Foreclosure Sale Proceeds. If any foreclosure sale is effected, Trustee shall apply the proceeds of such sale in the following order of priority: First, to the costs, fees and expenses of exercising the power of sale and of sale, including, without limitation, the payment of Trustee’s fees and attorneys’ fees permitted pursuant to subdivision (b) of the California Civil Code Section 2924d and subdivision (b) of Section 2924k; Second, to the payment of the Secured Obligations which are secured by this Deed of Trust, in such order as Lender shall determine in its sole discretion; Third, to satisfy the outstanding balance of obligations secured by any junior liens or encumbrances in the order of their priority; and Fourth, to Borrower or Borrower’s successor in interest, or in the event the Property has been sold or transferred to another, to the vested owner of record at the time of Trustee’s sale.
               (ix) Waiver Of Marshaling Rights. Borrower, for itself and for all parties claiming through or under Borrower, and for all parties who may acquire a lien on or interest in the Property, hereby waives all rights to have the Property and/or any other property, including, without limitation, the Personal Property, which is now or later may be security for any Secured Obligation, marshaled upon any foreclosure of this Deed of Trust Instrument or on a foreclosure of any other security for any of the Secured Obligations.

               (x) No Cure Or Waiver. Neither Lender’s nor Trustee’s nor any receiver’s entry upon and taking possession of all or any part of the Property, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor any the exercise of any other right or remedy by Lender or Trustee or any receiver shall cure or waive any Event of Default or notice of default under this Deed of Trust, or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid or performed and Borrower has cured all other Events of Default hereunder), or impair the status of the security, or prejudice Lender or Trustee in the exercise of any right or remedy, or be construed as an affirmation by Lender of any tenancy, lease or option or a subordination of the lien of this Deed of Trust.
               (xi) Payment Of Costs, Expenses And Attorneys’ Fees. Borrower agrees to pay to Lender immediately and upon demand all costs and expenses incurred by Trustee and Lender in the enforcement of the terms and conditions of this Deed of Trust (including, without limitation, statutory trustee’s fees, court costs and reasonable attorneys’ fees, whether incurred in litigation or not) with interest from the date of expenditure until said sums have been paid at the rate of interest applicable to the principal balance of the Note as specified therein.
               (xii) Power To File Notices And Cure Events of Default. Borrower hereby irrevocably appoints Lender and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, to perform any obligation of Borrower hereunder upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute an Event of Default, provided, however, that: (a) Lender as such attorney-in-fact shall only be accountable for such funds as are actually received by Lender; and (b) Lender shall not be liable to Borrower or any other person or entity for any failure to act under this Section.
               (xiii) Remedies Cumulative. All rights and remedies of Lender and Trustee under this Deed of Trust and the other Loan Documents are cumulative and are in addition to all rights and remedies provided by applicable law (including specifically that of foreclosure of this Deed of Trust as though it were a mortgage). Lender may enforce any one or more remedies or rights under the Loan Documents either successively or concurrently.
               (xiv) Sale of Parcels. BORROWER ABSOLUTELY, UNCONDITIONALLY, KNOWINGLY, AND EXPRESSLY WAIVES ANY RIGHT TO REQUIRE ANY SALE OF THE PROPERTY MADE HEREUNDER TO BE MADE IN PARCELS AND ANY RIGHT TO SELECT ANY PARCELS TO BE SO SOLD.
               (xv) Disposal of Personal Property. Lender shall be entitled, at Lender’s option, to dispose of the Personal Property separately from the sale of the other Mortgaged Property, in any manner permitted by the California Uniform Commercial Code, including any public or private sale, or in any other manner permitted by applicable law or any of the other Loan Documents. Any proceeds of such disposition shall not cure any Event of Default or reinstate the Secured Obligations. Borrower agrees that a sale shall be deemed commercially reasonable if (i) Lender shall mail written notice of the sale to Borrower not later than ten (10) days prior to the sale, (ii) once per week during two weeks immediately preceding such sale, Lender publishes notice of the sale in a local daily newspaper of general circulation and (iii) upon receipt of written request, Lender makes the Personal Property available to any bona fide prospective purchaser for inspection during reasonable business hours. Lender may conduct a sale in any other commercially reasonable manner. Lender shall be under no obligation to consummate a sale if, in Lender’s judgment, none of the offers received equals the fair market value of the Personal Property offered for sale. Lender, at Lender’s option, may in addition or alternatively, elect to dispose of some or all of the Mortgaged Property, in any combination of real property and Personal Property, together in a unified sale in accordance with the law and procedures applicable to real property, as permitted by Section 9501(4) of the California Uniform Commercial Code. Borrower agrees that sale of any portion of the Personal Property together with real property shall constitute a commercially reasonable sale of such Personal Property.
               (xvi) Environmental Actions.
                    (A) With or without notice, and without releasing Borrower from any obligation hereunder, Lender may perform such acts and things as Lender deems necessary or desirable to inspect, investigate, assess, and protect the Lien hereof and Lender’s rights hereunder, including any of its other rights: (1) to obtain a court order to enforce Lender’s right to enter and inspect the Mortgaged Property under Section 2929.5 of the California Civil Code, to which the decision of Lender as to whether there exists a release or threatened release of a Hazardous Substances onto the Mortgaged Property shall be deemed reasonable and conclusive as between the parties hereto; and (2) to have a receiver appointed under Section 564 of the California Code of Civil Procedure to enforce Lender’s right to enter and inspect the Mortgaged Property for Hazardous Substances. All costs and expenses incurred by Lender with respect to the audits, tests, inspections, and examinations which Lender or its agents or employees may conduct, including the fees of the engineers, laboratories, contractors, consultants, and attorneys, shall be paid by Borrower. All costs and expenses incurred by Trustee and Lender pursuant to this subparagraph (including court costs, consultant fees, and attorney fees, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the interest rate set forth in the Loan Documents from the date they are incurred until such sums have been paid.
                    (B) Lender may seek a judgment that Borrower has breached its covenants, representations, or warranties with respect to the environmental matters set forth in Sections 3.4 or 4.14 by commencing and maintaining an action or actions in any court of competent jurisdiction for breach of contract, whether commenced prior to or after foreclosure of the Mortgaged Property, and to seek the recovery of all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses actually incurred or advanced by Lender relating to the cleanup, remediation, or other response action required by any Hazardous Materials Laws or to which Lender believes necessary to protect the Mortgaged Property (collectively, the “Environmental Costs”), it being conclusively presumed between Lender and Borrower that all such Environmental Costs were incurred or advanced by Lender in good faith. All Environmental Costs (including court costs, consultant fees and attorneys’ fees, including fees incurred under the Bankruptcy Code, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the Alternate Rate specified in the Credit Agreement from the date of expenditure until such sums have been paid. Lender shall be entitled to bid, at any sale of the Mortgaged Property or any portion thereof held pursuant to the terms of this Deed of Trust, the amount of such costs, expenses, and interest in addition to the amount of the Secured Obligations, as a credit bid in the equivalent of cash.
                    (C) Lender may waive its Lien against the Mortgaged Property or any portion thereof if such property is found to be environmentally impaired in accordance with Section 726.5 of the California Code of Civil Procedure and may exercise all rights and remedies of an unsecured creditor against Borrower and all of Borrower’s assets and property for the recovery of any deficiency and Environmental Costs, including seeking an attachment order. As between Lender and Borrower, for purposes of Section 726.5 of the California Code of Civil Procedure, Borrower shall have the burden of proving that Borrower or any related party (or any affiliate or agent of Borrower or any related party) was not in any way negligent in permitting the release or threatened release of the Hazardous Substances.
                    (D) Nothing contained herein shall be construed to limit any rights that Lender has under this Deed of Trust, at law or in equity.
               (xvii) UCC Rights and Remedies. Lender shall have all of the rights and remedies of a secured party under the UCC.
               (xviii) Prepayment Fee Acceleration. If Lender accelerates the Secured Obligations following an Event of Default, such acceleration shall be deemed a prepayment under the Secured Obligations secured hereby, and accordingly, Borrower shall also pay to Lender all prepayment charges to the extent provided in such Secured Obligations.
BORROWER HEREBY EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT, PURSUANT TO THE FOREGOING PROVISIONS OF THE DEED OF TRUST, BORROWER HAS AGREED THAT BORROWER HAS NO RIGHT TO PREPAY THE SECURED OBLIGATIONS IN WHOLE OR IN PART WITHOUT PAYMENT OF A PREMIUM, EXCEPT AS OTHERWISE PROVIDED IN THIS DEED OF TRUST, AND THAT BORROWER SHALL BE LIABLE FOR THE PAYMENT OF ALL PREPAYMENT CHARGES REQUIRED BY LENDER UPON THE ACCELERATION OF THE MATURITY HEREOF, WHETHER SUCH ACCELERATION SHALL BE DUE TO BORROWER’S DEFAULT, A TRANSFER OR FURTHER ENCUMBRANCE OF THE MORTGAGED PROPERTY OR OTHERWISE. BORROWER HEREBY WAIVES ANY RIGHTS IT MAY HAVE UNDER SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE, OR ANY SUCCESSOR STATUTE THEREOF, AND BY INITIALING THIS PROVISION, BORROWER EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT LENDER HAS MADE THE LOAN EVIDENCED BY THE SECURED OBLIGATIONS AND SECURED HEREBY IN RELIANCE UPON SAID AGREEMENT AND WAIVER OF BORROWER AND THAT LENDER WOULD NOT HAVE MADE THE LOAN EVIDENCED BY THE SECURED OBLIGATIONS AND SECURED HEREBY WITHOUT SUCH AGREEMENT AND WAIVER OF BORROWER.

Borrower’s Initials
6. ADDITIONAL RIGHTS AND BENEFITS OF TRUSTEE AND LENDER.
     6.1 Covenants Run With the Land. All of the grants, covenants, obligations, provisions, and conditions of Borrower contained herein shall run with the land.
     6.2 Right of Inspection. Lender and Trustee shall at all reasonable times have access to and the right to inspect the Mortgaged Property.

     6.3 No Merger. There shall be no merger of the interest or estate created by this Deed of Trust with any other interest or estate in the Mortgaged Property at any time held by or for the benefit of Lender in any capacity without the prior written consent of Lender.
     6.4 Remedial Action by Lender. If Borrower fails to comply with its Remediation obligations hereunder or with the requirements of any applicable Hazardous Materials Laws, then Lender may, but shall not have the obligation to, give such notices or cause such work to be performed at the Mortgaged Property or take any other actions as Lender shall deem necessary or advisable to cause such compliance or effect such Remediation. Any amounts paid as a result thereof, together with interest thereon at the Default Rate (as defined in the Note), from the date of payment by Lender, shall be immediately due and payable by Borrower to Lender. Until the same have been paid, such amounts shall automatically be added to and become part of the Secured Obligations and shall have the benefit of the Lien created hereby.
     6.5 Performance of Obligations by Lender. If Borrower does not timely perform any of its obligations contained herein, Lender may, but shall not have the obligation to, perform such obligations. All obligations of Borrower so performed by Lender shall be at Borrower’s expense and the amount of such expenses shall automatically be added to the Secured Obligations and shall have the benefit of the Lien created hereby.
     6.6 Certain Actions by Trustee. Trustee may, without liability therefor and without notice, so long as the Lien hereof shall exist, upon the written request of Lender and presentation of this Deed of Trust and any required Loan Documents for endorsement, consent to the making of any map or plat of the Land, join in granting any easement thereon or in creating any covenants restricting use or occupancy thereof, reconvey, without warranty, any part of the Mortgaged Property, or join in any extension agreement or in any agreement subordinating the Lien hereof.
     6.7 Substitution of Trustee. Lender may from time to time, without notice to Borrower or to the Trustee, and with or without cause and with or without the resignation of the Trustee substitute a successor or successors to the Trustee named herein or acting hereunder to execute this trust. Upon such appointment and without conveyance to the successor Trustee, the latter shall be vested with all title, powers and duties conferred upon the Trustee herein named or acting hereunder. Each such appointment and substitution shall be made by written document executed by Lender, containing reference to this Deed of Trust and its place of record, which when duly filed for record in the proper office, shall be conclusive proof of proper appointment of the successor Trustee. The procedure herein provided for substitution of the Trustee shall be conclusive of all other provisions for substitution, statutory or otherwise.
     6.8 Charge for Statements of Secured Obligations. Borrower shall pay Lender or any authorized loan servicing representative of Lender a charge not to exceed the greater of $200 or the maximum permitted by law for any statement regarding the Secured Obligations which is requested by Borrower or on its behalf.
     6.9 Multiple Property as Security. If, in addition to the execution of this Deed of Trust, Borrower or any related or affiliated entity(ies) of Borrower has (have) executed and delivered or execute and deliver as security for the Secured Obligations a mortgage or deed of trust on parcels of property outside the boundaries of the county in which the Premises are located, Borrower agrees that the occurrence of an Event of Default shall be an event of default under each of such mortgages and deeds of trust, permitting Lender to proceed against any or all of the property comprising the Mortgaged Property or against any other security for the Secured Obligations in such order as Lender, in its sole and absolute discretion may determine. Borrower hereby waives the benefit of any statute or decision relating to the marshalling of assets which is contrary to the foregoing. Lender shall not be compelled to release or be prevented from foreclosing this instrument or any other instrument securing the Secured Obligations unless all Secured Obligations shall have been indefeasibly repaid in full and Lender shall not be required to accept any portion or portions of any property securing the Secured Obligations as distinguished from the entire whole thereof, as payment of or upon the Secured Obligations to the extent of the value of such portion or portions, and shall not be compelled to accept or allow any apportionment of the Secured Obligations to or among any separate parts of such property.
     6.10 Management. If at any time the management or maintenance of the Property shall be determined by Lender to be unsatisfactory, Borrower shall at its expense employ as managing agent of the Property such Person as from time to time shall be required or approved by Lender.
     6.11 Occupancy Rent. In the event of the occurrence of any Event of Default and Lender’s entry into possession or the appointment of a receiver to collect any Rents, Borrower shall pay monthly, in advance, to Lender, the fair and reasonable rental value for the use and occupation of the Mortgaged Property or of such part thereof as may be in the possession of Borrower. Notwithstanding the payment of such rental, Borrower shall be deemed a tenant at sufferance and shall immediately, upon request, vacate and surrender possession of the Mortgaged Property or such part thereof, as the case may be, to Lender or to such receiver. If Borrower shall fail to comply with Lender’s or such receiver’s request, Borrower may be evicted by summary proceedings or otherwise.

7. CERTAIN ACKNOWLEDGMENTS AND AGREEMENTS OF BORROWER.
     7.1 Modifications to Secured Obligations. Borrower acknowledges and agrees that, without notice to Borrower and without affecting the obligations of Borrower hereunder, Lender may, by action or inaction: (a) compromise or settle any of the Secured Obligations; (b) extend the term or the time for the payment of any of the Secured Obligations; (c) discharge the performance of, or release all or any of the parties to any of the Credit Documents (including any Guarantor) or any of the Obligations; (d) grant other indulgences to Borrower in respect of any of the Loan Documents or any of the Secured Obligations; (e) enforce or not enforce, or amend or modify in any manner and at any time any of the Loan Documents or any of the Secured Obligations; or (f) enforce, exchange, release, or waive any security for the Secured Obligations or any portion thereof.
     7.2 Attorney-in-Fact. Following the occurrence and during the continuation of an Event of Default, Borrower irrevocably appoints Lender as Borrower’s attorney-in-fact, with full authority, at Lender’s discretion, to take any action and to execute any instrument which Lender may, in accordance with the provisions of the Loan Documents or this Deed of Trust, require as necessary or advisable to accomplish the purposes of this Deed of Trust.
8. GENERAL PROVISIONS.
     8.1 Absolute Nature of Rights and Obligations. All rights of Lender and all obligations of Borrower hereunder shall be absolute and unconditional regardless of: (a) any lack of validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto, including the Loan Documents; (b) any change in the time, manner, or place of payment of, or in any other term of, any of the Secured Obligations, or any other amendment or waiver of or any consent to any deviation from any of the Loan Documents; (c) any exchange or release of, or the non-perfection of any security interest in, any other collateral, or any release, amendment, or waiver of, or consent to a deviation from, any guaranty of all or any of the Secured Obligations; or (d) any other circumstances that might otherwise constitute a defense for, or a discharge of, Borrower or any other third party pledgor or guarantor.
     8.2 Separate and Community Property. Any married person who executes this Deed pf Trust as a “Borrower” agrees that any money judgment which Lender or Trustee obtains pursuant to the terms of this Deed of Trust or any other obligation of that married person secured by this Deed of Trust may be collected by execution upon any separate property or community property of that person.
     8.3 Notices. All notices, requests, and other communications to any party under this Agreement shall be in writing (including telegraphic, telex, telefacsimile, or cable communication) and mailed, telegraphed, telexed, sent by telefacsimile, cabled, or delivered to such party at its address or telefacsimile number set forth in this Section 8.3 or such other address or telefacsimile number as such party may hereafter specify for such purpose by notice to the other party given in accordance with this Section 8.3. Each such notice, request or other communication shall be deemed to have been received: (x) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails; (y) if mailed by overnight delivery service, telegraphed, telexed, sent by telefacsimile, or cable, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telefacsimile (with electronic confirmation), or delivered to the cable company, respectively; or (z) if delivered by hand, upon delivery. If any conflict exists between any oral communication to the Lender and the written confirmation thereof, the oral communication shall control if the Lender has acted thereon prior to actual receipt of such written confirmation.

Lender:

Attn:

Telephone:
Telefacsimile:

Borrower:

Attn:

Telephone:
Telefacsimile:
     8.4 Request for Notice. Borrower specifically requests that a copy of any notice of default and a copy of any notice of sale under this Deed of Trust be mailed to Borrower at the address for Borrower specified in Section 8.3.

     8.5 Amendments, Waivers, and Consents. No amendments or waiver of any provision of this Deed of Trust nor consent to any departure by Borrower from the terms hereof, shall in any event be effective unless the same shall be in writing and signed by the parties hereto. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     8.6 No Waiver; Cumulative Nature of Remedies. No failure or delay on the part of Lender in exercising any of its rights and remedies under this Deed of Trust, any of the Loan Documents, or otherwise with respect to any of the Secured Obligations shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Deed of Trust, the Loan Documents, or otherwise with respect to the Secured Obligations preclude any other or further exercise thereof or the exercise of any other right or remedies. The rights and remedies provided in this Deed of Trust and otherwise with respect to the Secured Obligations are cumulative and not exclusive of any rights and remedies provided by law.
     8.7 Obligations at Borrower’s Expense. All obligations of Borrower arising hereunder shall be performed by Borrower at Borrower’s sole cost and expense.
     8.8 Expenses; Documentary Taxes; Indemnification.
          (a) Expenses. Borrower shall pay all out-of-pocket expenses of Trustee and Lender, including fees and disbursements of counsel (including allocated costs for in-house legal services) in connection with the negotiation, preparation, and administration of this Deed of Trust, any waiver, forbearance, or consent hereunder, or any amendment hereof or any Event of Default or alleged Event of Default hereunder, any collection or other enforcement proceedings resulting from or arising in connection with any Event of Default, any refinancing or restructuring of the Secured Obligations in the nature of a “workout” (including in any proceeding under the Bankruptcy Code (or under any other similar law)), or any appellate proceeding involving this Deed of Trust.
          (b) Documentary Taxes. Borrower shall indemnify Trustee and Lender against any transfer taxes, documentary taxes, assessments, or charges made by any governmental authority by reason of the execution and delivery of this Deed of Trust or any other document executed in connection herewith.
          (c) Indemnity. Borrower shall pay, indemnify, and hold Lender and its officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against all liabilities, obligations, losses (including any loss or impairment of the Secured Obligations), damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including attorneys’ fees, costs, and expenses (including allocated costs for in-house legal services)) of any kind or nature whatsoever with respect to: (i) any investigative, administrative, or judicial proceeding (including pre-trial discovery and any proceeding under the Bankruptcy Code (or under any similar law) and any appellate proceeding)), whether or not such Indemnified Person shall be designated a party thereto, related to this Deed of Trust or the transactions contemplated hereby which may be incurred by such Indemnified Person directly or indirectly; or (ii) the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence on, under or about Borrower’s operations or property or property leased by Borrower of any Hazardous Substances; provided that no Indemnified Person shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct. The obligations in this Section 8.8 shall survive the payment in full of all Secured Obligations and the termination of the Loan Documents. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Indemnified Person’s sole discretion, at the sole cost and expense of Borrower. Borrower’s indemnification obligations contained herein shall not be limited in any manner by Borrower’s date of acquisition or time of ownership of the Mortgaged Property or by the value of the Mortgaged Property. All amounts to be paid or reimbursed by the Borrower under this Section 8.8 shall be paid or reimbursed as and when incurred and promptly upon written demand therefor.
     8.9 Successors and Assigns. This Deed of Trust shall: (a) be binding upon Borrower and its successors and assigns; (b) inure to the benefit of Lender and its successors and assigns (as permitted by the Loan Documents); and (c) inure to the benefit of Trustee and its successors. Without limiting the generality of the foregoing clause (b) and subject to the provisions of the Loan Documents, Lender may assign or otherwise transfer all or any part of the Secured Obligations owed to it to any other Person.
     8.10 Governing Law; Jurisdiction and Venue; Waiver of Trial by Jury.
          (a) GOVERNING LAW. THIS DEED OF TRUST WAS ACCEPTED BY LENDER IN THE STATE OF CALIFORNIA AND THE PROCEEDS OF THE NOTE SECURED HEREBY WERE DISBURSED FROM THE STATE OF CALIFORNIA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY. ACCORDINGLY, IN ALL RESPECTS, INCLUDING WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY, ENFORCEABILITY AND PERFORMANCE, THIS DEED OF TRUST, THE NOTE

AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT ALL TIMES THE PROVISIONS FOR ENFORCEMENT OF THE LIENS, ASSIGNMENTS AND SECURITY INTERESTS IN AND TO THE PROPERTY AND ALL OTHER REMEDIES OF LENDER, INCLUDING BUT NOT LIMITED TO FORECLOSURE OR EXERCISE OF LENDER’S STATUTORY POWER OF SALE OR OTHER POWER OF SALE (AS PERMITTED BY LAW) AND THE CREATION, PERFECTION AND ENFORCEMENT OF THE SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS IN ANY PERSONAL PROPERTY WHICH IS LOCATED IN THE STATE WHERE THE PROPERTY IS LOCATED SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE WHERE THE PROPERTY IS LOCATED. EXCEPT AS PROVIDED IN THE IMMEDIATELY PRECEDING SENTENCE, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN CALIFORNIA GOVERNS THIS DEED OF TRUST, THE NOTE AND THE OTHER LOAN DOCUMENTS.
          (b) JURISDICTION AND VENUE. BORROWER IRREVOCABLY SUBMITS TO THE JURISDICTION OF: (i) ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF CALIFORNIA OVER ANY SUIT, ACTION, OR PROCEEDING, BROUGHT BY BORROWER AGAINST LENDER, ARISING OUT OF OR RELATING TO THIS DEED OF TRUST, THE NOTE OR THE LOAN; (ii) ANY STATE OR FEDERAL COURT SITTING IN THE STATE WHERE THE PROPERTY IS LOCATED OR THE STATE IN WHICH BORROWER’S PRINCIPAL PLACE OF BUSINESS IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING, BROUGHT BY LENDER AGAINST BORROWER, ARISING OUT OF OR RELATING TO THIS DEED OF TRUST, THE NOTE OR THE LOAN; (iii) ANY STATE COURT SITTING IN THE COUNTY OF THE STATE WHERE THE PROPERTY IS LOCATED OVER ANY SUIT, ACTION, OR PROCEEDING, BROUGHT BY LENDER TO ENFORCE THE LIENS, ASSIGNMENTS AND SECURITY INTERESTS IN AND TO THE PERSONAL PROPERTY AND ALL OTHER RIGHTS OR REMEDIES OF LENDER, INCLUDING BUT NOT LIMITED TO FORECLOSURE OR EXERCISE OF LENDER’S STATUTORY POWER OF SALE OR OTHER POWER OF SALE (AS PERMITTED BY LAW). BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN AN INCONVENIENT FORUM.
          (c) COMMERCIAL LOAN. BORROWER WARRANTS THAT (i) THE LOAN EVIDENCED BY THIS NOTE IS BEING MADE SOLELY TO ACQUIRE OR CARRY ON A BUSINESS OR COMMERCIAL ENTERPRISE; AND/OR (ii) BORROWER IS A BUSINESS OR COMMERCIAL ORGANIZATION. BORROWER FURTHER WARRANTS THAT ALL OF THE PROCEEDS OF THIS NOTE SHALL BE USED FOR COMMERCIAL PURPOSES AND STIPULATES THAT THE LOAN EVIDENCED BY THIS NOTE SHALL BE CONSTRUED FOR ALL PURPOSES AS A COMMERCIAL LOAN, AND IS MADE FOR OTHER THAN PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.
          (d) FINAL EXPRESSION/NO ORAL AGREEMENTS. READ THIS DOCUMENT CAREFULLY. THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
“A POWER OF SALE HAS BEEN GRANTED IN THIS DEED OF TRUST. A POWER OF SALE MAY ALLOW THE LENDER TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE BORROWER UNDER THIS DEED OF TRUST.”
IN WITNESS WHEREOF, Borrower has caused this Deed of Trust to be duly executed as of the date first written above.

BORROWER:

EXHIBIT “A”
LEGAL DESCRIPTION OF LAND

STATE OF CALIFORNIA
COUNTY OF
On                                         ,           , before me,
(here insert name and title of the officer)
personally appeared
who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature:
(SEAL)